Exhibit 16.0

Scrudato & Co., PA

7 Valley View Drive

Califon, NJ 07830

January 30, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:   Bravo Multinational Incorporated

We have read the statements made by Bravo Multinational Incorporated. in Item 4.01 of this Form 8-K regarding the change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in Item 4.01 of this Form 8-K.

Yours truly,

/s/ Scrudato & Co., PA